                                                                    EXHIBIT 99.1

DATE:  May 24, 2004

FROM:                                              FOR:
The Carideo Group, Inc.                            Broadview Media.
1250 One Financial Plaza                           4455 West 77th Street
120 South Sixth Street                             Edina, MN 55435
Minneapolis, Minnesota 55402


Tony Carideo                                       Red White
President                                          Chief Operating Officer
(612) 317-2880                                     (952) 852-0417

FOR IMMEDIATE RELEASE

        BROADVIEW MEDIA, INC. ANNOUNCES 4TH QUARTER AND YEAR END RESULTS Home and Garden Television renews for 26 episodes of "New Spaces"


         MINNEAPOLIS, May 24 -- Broadview Media, Inc. (OTC Bulletin Board: BDVM) today reported sales for the fourth fiscal quarter ended March 31, 2004 of $1,387,001, up 64 percent from the $843,694 the company reported in the same period last year. Net earnings totaled $70,159, or $0.03 per basic and diluted share, versus a net loss of $257,589, or $0.18 per basic and diluted share for the same period last year.

         Full year sales totaled $4,329,889 in fiscal 2004 versus $5,321,518 in fiscal 2003. For the full year ended March 31, 2004, the company reported a net loss of $437,181 or $0.20 per basic and diluted share, compared to a net loss of $369,512, or $0.26 per basic and diluted share in the previous year. Gross profit decreased to $866,432 from $1,238,963 in the previous year and operating loss increased to $409,047 from $339,384.

         "For the fourth quarter, we were pleased with our return to profitability and to a revenue level closer to our historic run-rate," said Terry Myhre, Broadview chairman and CEO. "But the marketplace continues to be challenging, most notably in our Entertainment unit, where we face increased competition on the one hand and smaller purchasing packages by the networks on the other."

         Myhre commented that Broadview's recently announced strategic partnership with Minnesota School of Business/Globe College was a positive development in the quarter. "This will give us additional revenue opportunities, some of which we are realizing in the first quarter of the current fiscal year," he said.


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         Additionally, the company announced that it had signed a contract with
Home and Garden Television for 26 new episodes of "New Spaces" to be produced by Broadview Media Chicago.

         "We were delighted with Home and Garden Television's decision to renew its contract with us," said Red White, Broadview's chief operating officer. "This is our sixth production term with the show, dating to 1998. Home and Garden's "New Spaces" show is available in 80 million homes nationwide."

CONDENSED STATEMENT OF OPERATIONS DATA

                                         Three Months Ended                 Fiscal Year Ended
                                              March 31,                           March 31,
                                        2004             2003            2004              2003
                                    -----------      -----------      -----------       ----------
Net sales                           $ 1,387,001      $   843,694       $4,329,889       $5,321,518
Cost of products
   and services sold                $ 1,017,779      $   794,802       $3,463,457       $4,082,555
                                    -----------      -----------       ----------       ----------
Gross profit                        $   369,222      $    48,892       $  866,432       $1,238,963
SG&A Expense
                                    $   288,546      $   306,144       $1,275,479       $1,578,347
                                    -----------      -----------       ----------       ----------
Operating income (loss)             $    80,676      $  (257,252)      $ (409,047)      $ (339,384)
                                    -----------      -----------       ----------      -----------
Other expenses                      $    10,517      $       337       $   28,134       $   30,128
                                    -----------      -----------       ----------       ----------
Net income (loss)                   $    70,159      $  (257,589)      $ (437,181)      $ (369,512)

BASIC AND DILUTED NET INCOME
   (LOSS) PER SHARE                 $      0.03      $     (0.18)      $    (0.20)      $    (0.26)

BASIC WEIGHTED
   AVERAGE NUMBER
   OF COMMON SHARES
   OUTSTANDING                        2,256,346        1,412,345        2,232,479        1,403,329


CONDENSED BALANCE SHEET                             MARCH 31, 2004                      MARCH 31,2003
-----------------------                             --------------                      -------------
Current Assets                                       $1,012,477                          $1,399,767
Total Assets                                           1,508,505                          2,144,388
Current Liabilities                                    1,105,349                          1,200,238
Total Liabilities                                      1,125,631                          1,349,256
Stockholder's Equity                                     382,874                            795,132



ABOUT BROADVIEW MEDIA

Broadview Media is one of the Midwest's leading media production companies. Operating full-service media production facilities in Chicago and Minneapolis, Broadview provides creative and production services for educational courses, television programming, and business

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communications. Major clients of Broadview Media include Scott Foresman,
Houghton Mifflin, Pearson PLC, Home & Garden Television, The History Channel, Tellabs, United Way and Chicago's Children's Memorial Hospital. The Company is publicly traded on the OTC Bulletin Board under the trading symbol BDVM.



For additional information, please contact:              Red White
                                                         Chief Operating Officer
                                                         952.852.0417 (phone)
                                                         redw@BroadviewMedia.com



CAUTIONARY STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Media's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Media's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Media at 952-835-4455, ext 214.

All information in this release is as of May 24, 2004. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.